Roadrunner Transportation Systems Completes Financial
Restatement, Reports 2016 Results and Updates 2017 Business Trends

Downers Grove, IL (BUSINESS WIRE)-January 31, 2018 -- Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, announced today it has completed its restatement of previously reported financial results. As a result, the company filed its amended Annual Report on Form 10-K/A for the year ended December 31, 2015, and its amended Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016. The company also concurrently filed its Annual Report on Form 10-K for the year ended December 31, 2016.

Restatement Summary
The restatement is the result of an internal investigation undertaken by the Audit Committee of Roadrunner’s Board of Directors (the “internal investigation”) into certain accounting discrepancies announced on January 30, 2017. The internal investigation found that the company overstated its net income by approximately $66.5 million from 2011 through the third quarter of 2016. The internal investigation initially focused on two operating entities and the 2014 through 2016 reporting periods. However, during the course of the internal investigation, the scope expanded to include the 2011 through 2016 reporting periods, other operating companies and corporate headquarters. The internal investigation identified accounting errors that substantially impacted all financial statement line items and disclosures, and identified material weaknesses in the company’s internal control over financial reporting.

“This financial restatement is a difficult, but important, step forward for Roadrunner. Our board and new leadership team take seriously the need to correct our historical financial information and ensure our go-forward reporting obligations are met with the highest standards of accuracy and transparency. We are working to implement the necessary corrective actions to improve our internal controls,” said Curtis W. Stoelting, Chief Executive Officer of Roadrunner.

Stoelting continued, “Despite the challenges of the past year, we continued to provide excellent customer service and not only maintained long-standing customer relationships, but expanded our key customer base. I personally would like to thank all of our business partners and team members, including our drivers, pilots and independent contractors for their ongoing trust and support.”

Roadrunner has begun the process to remediate weaknesses in its internal controls. Additionally, the company has taken the following steps to improve its corporate governance, leadership and finance teams, compliance programs and financial position:

•	Appointed a new independent Chairman of the Board.

•
Replaced the former management team by naming a new, experienced executive leadership team, including the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Chief Information Officer all of whom are contributing to a positive change in the tone from the top.

•	Hired new financial leaders at corporate headquarters and certain operating companies.

•
Began to strengthen internal compliance processes, including expanded internal controls, improved company-wide policies and procedures as well as detailed periodic reviews of subsidiary financial statements focusing on high-risk areas and key accounting judgments and estimates.

•	Committed to building world-class finance, internal audit and information technology teams that will positively influence business operations and results.

•	Stabilized the company’s capital structure by raising more than $540 million of new financing in the form of a preferred stock investment and an asset-based lending (“ABL”) facility.

•	Reduced debt and created additional liquidity by selling Unitrans, a non-core business unit, for cash considerations of $95 million.

The company also disclosed today that it continues to fully cooperate with ongoing Department of Justice and Securities and Exchange Commission investigations into the events giving rise to the restatement.

2016 Results Summary
Revenues for the year ended December 31, 2016 were $2,033.2 million, compared to $1,992.2 million for the year ended December 31, 2015. The company’s valuation of its goodwill and other intangibles resulted in non-cash impairment charges of $373.7 million. Net loss, which included the impairment charges, was $360.3 million in 2016, compared to net income of $25.6 million in the prior year. Diluted loss per share available to common stockholders was $9.40 in 2016, compared to diluted earnings per share of $0.65 in the prior year.
Roadrunner's Adjusted EBITDA, which is a non-GAAP financial measure, for the year ended December 31, 2016 and 2015 is calculated as follows (unaudited, in thousands):

	2016	2015 As Revised
Net (loss) income	$ (360,320)	$ 25,620
Plus: Total interest expense	22,827	19,439
Plus: (Benefit from) provision for income taxes	(66,281)	17,312
Plus: Depreciation and amortization	38,145	31,626
Plus: Impairment charges	373,661	---
Plus: Stock compensation expense	2,232	2,501
Plus: Adjustments for contingent purchase obligation	(2,458)	(2,931)
Adjusted EBITDA	$ 7,806	$ 93,567
For more information about Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

The decline in Adjusted EBITDA in 2016 was primarily the result of the following factors:

1.
Declines in the profitability of the Truckload Logistics segment due to (a) higher operating expenses primarily from increased equipment leasing, insurance, maintenance and payroll costs, (b) deteriorating market conditions that negatively impacted freight rates, (c) lower truck productivity, as a result of weak demand and network inefficiencies that negatively impacted yields and (d) negative mix as a higher percentage of revenue in 2016 compared to 2015 generated from low-margin management fee services.

2.	Declines in the profitability of the LTL segment due to (a) revenue declines which caused negative operating leverage and (b) higher insurance costs.

3.	Higher than normal non-allocated operating costs due to reserves for certain lease purchase guarantee programs, litigation settlements and related legal costs.

2017 Business Trends
The company expects to file its Quarterly Report on Form 10-Q for the first three quarters of 2017 in March 2018 and its Annual Report on Form 10-K for the year ended December 31, 2017 as soon as possible thereafter. Estimated revenue for 2017 is expected to be in line with 2016. During 2017, the company incurred approximately $30 million of refinancing and restatement related costs. Excluding these costs and the gain from the sale of Unitrans, estimated Adjusted EBITDA in 2017 is expected to be higher than 2016 but lower than $30 million. During 2017, Roadrunner’s operating results have been impacted by:

•	Stable revenue with higher costs primarily due to increases in purchased transportation and investments in service improvement.

•
Continued difficult market conditions through the first three quarters of 2017 in the Truckload Logistics segment, especially in the temperature controlled, intermodal services and express ground operations.

•	Steady performance in the Ascent Global Logistics (“Ascent”) segment, formerly Global Solutions, despite the negative impact from the Unitrans divestiture on September 15, 2017.

•	Higher costs associated with upgrading talent across executive, information technology, human resources and financial management functions and higher professional and temporary services fees.

•	Improved truckload spot rates in the fourth quarter of 2017 benefited the Truckload Logistics segment but pressured purchased transportation costs in the LTL and Ascent segments.

“Industry and business trends in the fourth quarter of 2017 benefitted our volumes and rates at some of our operations. So far in 2018, we continue to see positive momentum and a better environment for operational improvements in our Truckload Logistics segment and growth in our LTL and Ascent segments,” said Stoelting.

Liquidity, Cash & Debt Update
The company currently has available funds for working capital and operating purposes based on its borrowing capacity under the ABL facility plus a standby commitment from its preferred stock investor to purchase approximately $50 million of additional preferred stock. The preferred stock investment in May 2017 and the ABL financing in July 2017 has provided the company liquidity for operating requirements. The preferred stock, which is recorded as debt for GAAP purposes with dividends treated as interest expense, has no mandatory redemption payments until 2023 and allows the company to defer payment of quarterly cash dividends. Deferred dividends earn additional interest until paid. The company is in compliance with its ABL and preferred stock investment agreements.

As of September 30, 2017, the company had cash of $24.4 million and the following debt balances (unaudited, in thousands):

Preferred Stock (classified as debt)	$ 300,239
ABL facility	196,748
Capital leases	8,991
Gross debt	505,978
Less: Unamortized debt costs and discounts	(51,934)
Net debt	$ 454,044

“With the restatement behind us, new financing in place and a new executive management team, we can now fully turn our energy toward: improving our operations; driving sustainable, long-term growth; filing our 2017 Quarterly and Annual Reports with the SEC and timely file our SEC periodic reports going forward; and continuing to improve and strengthen our internal controls over financial reporting,” said Stoelting. “Key operational improvements include restructuring underperforming business units, moving to integrated business platforms with a simplified and improved go-to-market approach and building strong information technology capabilities. We will be announcing more details of our future plans over the next few months.”

Stoelting concluded. “While these improvements will require time to fully take hold, we believe we are now better positioned to leverage the inherent value of our businesses. As we sharpen the company’s focus on return on invested capital and move our margins closer to industry norms, we expect to create exciting momentum and future opportunities.”

Roadrunner’s common stock continues to trade on the NYSE.

Conference Call and Webcast
Roadrunner management will host a conference call to discuss this news release on Wednesday, January 31, 2018 at 10:30 a.m. Eastern Time. To access the conference call, please dial 866-763-0340 (U.S.) or 703-871-3799 (International) approximately 10 minutes prior to the start of the call. Callers will be prompted for passcode 3799546. Presentation materials and a live webcast of the call can be accessed on the “webcasts and presentations” page in the Investor Relations section of Roadrunner's website, www.rrts.com.
If you are unable to listen to the live call, a replay will be available through Wednesday, February 7, 2018 and can be accessed by dialing 855-859-2056 (U.S.) or 404-537-3406 (International). Callers will be prompted for passcode 3799546. An archived version of the webcast will also be available under the Investor Relations section of Roadrunner's website, www.rrts.com.

About Roadrunner Transportation Systems, Inc.

Roadrunner is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner Freight, Roadrunner Express, Roadrunner Temperature Controlled, Roadrunner Truckload Plus, Roadrunner Intermodal Services and Ascent Global Logistics® brands. The Roadrunner brand offers solutions including less-than-truckload, air and ground domestic and cross-border expedite, dry van and temperature controlled truckload logistics and intermodal services. The Ascent Global Logistics brand offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding the anticipated filing of Roadrunner’s future quarterly and annual reports, Roadrunner’s expected results for 2017, the positive momentum and better environment for operational improvements in Roadrunner’s Truckload Logistics segment and growth in Roadrunner’s LTL and Ascent Global Logistics segments during 2018 and the ability of Roadrunner’s financing and capital to support its current business levels and organic growth over the next five years. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2016.

Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Non-GAAP Financial Measures
EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner uses Adjusted EBITDA, which excludes impairment and other non-cash gains and losses, adjustments to contingent purchase obligations and stock compensation expenses, as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes, and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of Roadrunner’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP.

Contact:

Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com